DEAN HELLER	Filed in the office of	Document Number
Secretary of State		20070540708-53
206 North Carson Street	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Secretary of State	08/07/2007 11:00 AM
(775) 684 8708	State of Nevada	Entity Number
Website: secretaryofstate.biz		E0554912007-9

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Fashion Net, Inc.

2.	Resident Agent	Evelyn Meadows
	Name and Street	Name
	Address:	11088 Arcadia Sunrise Drive	Henderson	NEVADA	89052
	(must be a Nevada address	Street Address	City	State	Zip Code
where process may be
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	75,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	Evelyn Meadows
	& Addresses,	Name
	of Board of	11088 Arcadia Sunrise Drive	Henderson	NEVADA	89052
	Directors/Trustees:	Street Address	City	State	Zip Code
(attached additional page
there is more than 3
directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	Evelyn Meadows	/S/ Evelyn Meadows
	and Signature of	Name	Signature
	Incorporator:	11088 Arcadia Sunrise Drive	Henderson	NEVADA	89052
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/S/ Evelyn Meadows		August 6, 2007
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.